                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              SHELBY WILLIAMS INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

Notes:

        X   SHELBY
           WILLIAMS
           INDUSTRIES,
           INC.
             1348
           MERCHANDISE
           MART
           CHICAGO,
           ILLINOIS
             60654

                                 -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 1995

To the Stockholders of
SHELBY WILLIAMS INDUSTRIES, INC.

  You are hereby notified that the Annual Meeting of Stockholders of SHELBY WILLIAMS INDUSTRIES, INC. will be held at The Shareholders Room, 21st Floor, 231 South LaSalle Street, Chicago, Illinois, on Tuesday, May 2, 1995 at 9:30 A.M. for the following purposes:

        1. Electing a Board of Directors to serve until the next annual meeting of stockholders or until their respective successors shall have been elected and qualified;

        2. Considering and acting upon a proposal to approve the adoption of the Shelby Williams Industries, Inc. 1995 Directors' Stock Option Plan;

        3. Considering and acting upon a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1995; and

        4. Transacting such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 10, 1995 has been fixed as the record date for determination of the stockholders entitled to notice of and to vote at said meeting.

  IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                           By Order of the Board of Directors

                                           Walter Roth, Secretary

March 24, 1995

                                PROXY STATEMENT
                                 -------------

                        SHELBY WILLIAMS INDUSTRIES, INC.
                             1348 MERCHANDISE MART
                            CHICAGO, ILLINOIS 60654

                                 --------------

  The enclosed proxy is solicited by the Board of Directors of Shelby Williams Industries, Inc. (the "Company") for the Company's annual meeting of stockholders to be held May 2, 1995. Each proxy received will be voted as directed. If no direction is indicated, the proxy will be voted FOR the election of the nominees named below as directors, FOR approval of the Shelby Williams Industries, Inc. 1995 Directors' Stock Option Plan and FOR the proposal to ratify the selection of independent auditors, in each case as described below. Any proxy may be revoked at any time prior to the voting thereof by notifying the Secretary of the Company, either prior to the meeting (at the above address) or at the meeting if you attend personally. A later dated proxy will revoke a prior dated proxy.
  Only holders of the Company's 8,979,343 outstanding shares of Common Stock of record at the close of business on March 10, 1995 will be entitled to vote at the meeting. Each share is entitled to one vote on each matter to be voted upon. Abstentions will be treated as shares present and entitled to vote but as not voted for purposes of determining the approval of any matters submitted to the stockholders for a vote. Abstentions will have the same effect as negative votes. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. The approximate date on which this Proxy Statement and the form of proxy enclosed herewith are first to be sent or given to the Company's stockholders is intended to be March 24, 1995.

                             ELECTION OF DIRECTORS

  At the meeting, a Board of seven directors is to be elected by plurality vote. The Company notes with regret the death in December, 1994 of Alvin W. Cohn, a director of the Company since 1983. All of the nominees named below are presently directors of the Company. If any vacancy in the list of nominees should occur for any reason (no reason being presently known), discretionary authority is solicited to vote for the election of other persons. The term of office of the directors to be elected will be until the next annual meeting of stockholders (presently expected to be held May 7, 1996) and until their respective successors are elected and qualified, and the Company has no reason to believe that the nominees named will not be available for election as directors for their prescribed terms.
  The following table sets forth information with respect to each nominee for director according to information furnished the Company by such nominee.

          NAME, AGE AND                                                                               DIRECTOR OF
       POSITIONS PRESENTLY                               PRINCIPAL OCCUPATIONS                          COMPANY
        HELD WITH COMPANY                               DURING PAST FIVE YEARS                           SINCE
- ---------------------------------  -----------------------------------------------------------------  -----------
Robert P. Coulter, 52 ...........  President of the Company                                              1978
  President; Chief Operating
  Officer
Robert L. Haag, 68 ..............  Private Investor                                                      1976
  Member of executive
  compensation and stock option
  committees

          NAME, AGE AND                                                                               DIRECTOR OF
       POSITIONS PRESENTLY                               PRINCIPAL OCCUPATIONS                          COMPANY
        HELD WITH COMPANY                               DURING PAST FIVE YEARS                           SINCE
- ---------------------------------  -----------------------------------------------------------------  -----------
William B. Kaplan, 54 ...........  Chairman and CEO of Senior Lifestyle Corporation (development and     1992
  Member of audit committee          management of housing for the elderly)

Herbert L. Roth, 71 .............  Self-employed as a financial consultant and general manager of        1976
  Chairman of audit committee and    several real estate partnerships
  member of stock option
  committee

Manfred Steinfeld, 70 ...........  Chairman of the Board; Chief Executive Officer of the Company         1976
  Chairman of the Board; chairman    prior to May, 1991
  of executive compensation
  committee

Paul N. Steinfeld, 40 ...........  Chief Executive Officer of the Company since May, 1991; Vice          1980
  Vice Chairman of the Board;        Chairman of the Board of the Company since May, 1990; prior
  Chief Executive Officer            thereto Executive Vice President of the Company

Trisha Wilson, 47 ...............  President of Wilson & Associates, Inc. (interior architectural        1993
  Member of executive                hospitality design)
  compensation committee

  Manfred Steinfeld is also a director of Amalgamated Trust & Savings Bank. Mr. Haag is also a director of Inductametals Corporation. Herbert L. Roth is also a director of Corcom, Inc. Manfred Steinfeld is the father of Paul N. Steinfeld; there is no other family relationship between any director or executive officer of the Company. Herbert L. Roth is the brother of Walter Roth, who is Secretary of the Company and a partner of the law firm of D'Ancona & Pflaum. The Company retained said firm as legal counsel during the last fiscal year and such retainer is continuing during the current fiscal year.

  In 1994, non-employee directors were paid an annual retainer at the rate of $16,000, together with a fee of $500 for each committee meeting attended. For information with respect to the Company's 1995 Directors' Stock Option Plan being submitted for stockholder approval, see "Proposal to Approve 1995 Directors' Stock Option Plan" below.

                         BENEFICIAL OWNERSHIP OF SHARES

  The following information is furnished as of March 1, 1995 (unless otherwise indicated) to indicate beneficial ownership of the Company's Common Stock by each director and nominee, by certain executive officers of the Company, and by all directors and executive officers as a group. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, beneficial ownership is direct.

                                                                           AMOUNT
                                                                        BENEFICIALLY
                       NAME OF BENEFICIAL OWNER                            OWNED           PERCENT
- ----------------------------------------------------------------------  ------------       -------
Directors and Nominees:
  Robert P. Coulter...................................................     92,901(B)           1.0%
  Robert L. Haag......................................................    140,688              1.6%
  William B. Kaplan...................................................      2,000           (A)
  Herbert L. Roth.....................................................     24,999           (A)
  Manfred Steinfeld...................................................  2,665,185(C)          29.7%
  Paul N. Steinfeld...................................................    799,064(D)           8.9%
  Trisha Wilson.......................................................      1,500           (A)
Certain executive officers:
  Peter W. Barile.....................................................     77,916(E)        (A)
  Kurt J. Keller......................................................     38,568(F)        (A)
All directors and executive officers as a group.......................  3,847,590(G)          42.9%

- ---------
(A)  Less than 1%.

(B) Includes 45,503 shares owned by Mr. Coulter's wife, as to which he disclaims beneficial ownership. Also includes 6,666 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Coulter.

(C) Includes 25,054 shares owned by Mr. Steinfeld's wife and 9,488 shares owned by The Steinfeld Foundation, an Illinois not-for-profit corporation of which Mr. Steinfeld is an officer and Mr. Steinfeld and his wife are two of three directors; Mr. Steinfeld disclaims beneficial ownership of such shares. Also includes 30,643 shares held by Manfred Steinfeld, Paul N. Steinfeld, Robert P. Coulter and another executive officer of the Company as trustees of the Company's Employee Stock Ownership Plan; Mr. Steinfeld disclaims beneficial ownership of such shares. (The shares held by the trustees of said plan are not included in share figures for Paul N. Steinfeld or Robert P. Coulter in order to avoid duplication.)

(D) Includes 225,000 shares held by a trust of which Paul N. Steinfeld is one of two trustees (with shared investment and voting powers) and his sister is the grantor, the other trustee and the sole income beneficiary. Mr. Steinfeld disclaims beneficial ownership of such shares. Also includes 6,666 stock options deemed exercised solely for the purpose of showing total shares owned by Paul N. Steinfeld. Excludes shares held by The Steinfeld Foundation, of which Paul N. Steinfeld is one of three directors and disclaims beneficial ownership. See Note (C).

(E) Includes 10,284 shares held by Mr. Barile as custodian for his children, as to which he disclaims beneficial ownership. Also includes 2,666 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Barile.

(F) Includes 2,666 stock options deemed exercised solely for the purpose of showing total shares owned by Mr. Keller. Also includes 13,681 shares owned by Mr. Keller's wife, as to which he disclaims beneficial ownership. On December 31, 1994, Mr. Keller retired as an executive officer and employee of the Company, and the figures with respect to Mr. Keller's ownership are as of December 31, 1994.

(G) In addition to the matters covered by the foregoing notes, the above figure includes 3,333 additional stock options deemed exercised solely for the purpose of showing total shares owned by such group.

  The following information is furnished as of March 1, 1995 (unless otherwise indicated) with respect to the only persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, beneficial ownership is direct.

                                                                        AMOUNT BENE-
                                                                          FICIALLY
                 NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED           PERCENT
- ----------------------------------------------------------------------  ------------       -------
Manfred Steinfeld ....................................................  2,665,185(1)          29.7%
 1348 Merchandise Mart
 Chicago, IL 60654
Paul N. Steinfeld ....................................................    799,064(1)           8.9%
 150 Shelby Williams Drive
 Morristown, TN 37813
Pioneering Management Corporation ....................................    499,200(2)           5.6%
 60 State Street
 Boston, MA 02114
David L. Babson & Co., Inc. ..........................................    705,900(3)           7.9%
 One Memorial Drive
 Cambridge, MA 02142
Brinson Partners, Inc.,
 Brinson Trust Company and Brinson Holdings, Inc. ....................    558,300(4)           6.2%
 209 South LaSalle Street
 Chicago, IL 60604

- ---------
(1)  See notes to preceding table.

(2) Schedule 13G dated January 17, 1995, states that Pioneering has sole voting power as to 499,200 shares, sole dispositive power as to 33,400 shares and shared dispositive power as to 465,800 shares.

(3) Schedule 13G dated February 10, 1995, states that Babson has sole voting power as to 474,700 shares, shared voting power as to 231,200 shares, and sole dispositive power as to 705,900 shares.

(4) Schedule 13G dated February 13, 1995 states that Brinson Partners, Inc. ("BPI") is a wholly-owned subsidiary of Brinson Holdings, Inc. ("BHI"), and that Brinson Trust Company ("BTC") is a wholly-owned subsidiary of BPI; that BPI has sole voting and sole dispositive power as to 252,206 shares; and that BTC has sole voting and sole dispositive power as to 306,094 shares.

             PROPOSAL TO APPROVE 1995 DIRECTORS' STOCK OPTION PLAN

  It is proposed that the stockholders approve the Shelby Williams Industries, Inc. 1995 Directors' Stock Option Plan (the "1995 Directors' Plan"). The 1995 Directors' Plan was adopted by the Company's Board of Directors in January, 1995, subject to approval by the stockholders. The purpose of the 1995
Directors' Plan is to encourage stock ownership by non-employee directors so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain as directors of the Company.

DESCRIPTION OF THE 1995 DIRECTORS' PLAN

    Under the 1995 Directors' Plan an aggregate of 60,000 shares of the Company's Common Stock (the "Shares") will be reserved for issuance upon the exercise of options to be granted to directors of the Company who are not full-time employees of the Company (presently four in number). If options expire or terminate without having been exercised, the Shares not purchased under such options are available for future option grants.
  Robert L. Haag, William B. Kaplan, Herbert L. Roth and Trisha Wilson (each of whom is a director and nominee for re-election) are presently eligible to receive options under the 1995 Directors' Plan. Messrs. Robert P. Coulter, Manfred Steinfeld and Paul N. Steinfeld are not presently eligible to receive such options. The 1995 Directors' Plan will be in addition to cash fees paid to non-employee directors for their services. See "Election of Directors" above.
  The 1995 Directors' Plan provides that on January 18 of each of the years 1995, 1996 and 1997, each eligible director will receive an option to purchase 4,000 Shares with an option price of 100% of the fair market value of such Shares on the applicable date of grant. The option price will be payable in cash or by check upon exercise of the option, or in lieu thereof, the option holder may make payment in whole or in part by tendering to the Company shares of the Common Stock of the Company held for at least six months prior to the tender and valued at the fair market value of such shares on the date of exercise.
  The 1995 Directors' Plan provides that options may be exercised after six months from the date of grant of such options and shall have a term of five years from the date of grant; provided, however, that such option may be exercised prior to the expiration of such six month period upon the death of such option holder. The 1995 Directors' Plan is administered by the stock option committee, and its interpretations and constructions of the 1995 Directors' Plan or of any option granted under it are final unless otherwise determined by the Board of Directors. The 1995 Directors' Plan contains provisions governing termination of options in the event such options are not exercised by a director within three months (or 18 months upon death) of such director's termination of his or her position as a director of the Company; provided, that a director may only exercise options to the extent the director had a right to exercise such options as of the date of termination; and provided further that a director terminated for fraud, embezzlement or other similar actions shall not have the right to exercise options after termination. Options are not transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined). Provision is made for adjustments for such matters as stock dividends and stock splits to prevent dilution or enlargement of rights. The Board of Directors may at any time amend, suspend or terminate the 1995 Directors' Plan except that no amendment may be made, except with stockholder approval, which would increase the Shares reserved for options (except adjustments for stock dividends, stock splits, etc.), reduce the option price below 100% of the fair market value of Shares at the time of grant, or change the requirements for eligibility for participation under the plan; and provided further that the 1995 Directors' Plan shall not be amended more than once every six months other than to comport with changes in specified laws or rules thereunder. Unless previously terminated by the Board of Directors of the Company, the 1995 Directors' Plan will terminate on December 31, 1997.
  Options under the 1995 Directors' Plan were granted on January 18, 1995 to each of Robert L. Haag, William B. Kaplan, Herbert L. Roth and Trisha Wilson for 4,000 Shares at a per Share option price of $7.938 (100% of fair market value of the Shares on the date of grant). These options, subject to stockholder approval of the 1995 Directors' Plan, are exercisable in full six months after the date of grant and expire five years from the date of grant, subject to earlier termination as provided in the 1995 Directors' Plan.

  On March 16, 1995, the last reported sale price of the Company's Common Stock on the New York Stock Exchange, on which the Company's Common Stock is listed, was $9.625 per share.

FEDERAL TAX CONSEQUENCES

    The grant of options under the 1995 Directors' Plan has no immediate tax consequences to the Company or the optionee. On exercise the difference between the option price and the fair market value of the Shares on the measuring date (normally the date of exercise of the option) will be taxable as ordinary income to the optionee and will be deductible by the Company. A portion of the excess of the deduction allowed the Company over the value of the option when issued may be subject to the alternative minimum tax imposed upon corporations. Gain or loss on the subsequent sale of the Shares will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company. The optionee will have a tax basis in the Shares equal to the exercise price thereof plus the amount taxable as ordinary income to the optionee upon the acquisition of the Shares.

  If the optionee pays the exercise price of the options by tendering shares that the optionee already owns, the exchange will constitute a tax-free exchange to the optionee to the extent that the same number of shares are received as tendered. The new shares will retain the basis and holding period of the tendered shares. If the optionee receives additional shares (representing the excess of the fair market value of all shares received as a result of exercising these options over the option price), the fair market value of the additional shares will be taxable as ordinary income to the optionee and the optionee will have a basis in these shares equal to their fair market value. The Company will receive an income tax deduction equal to the fair market value of these shares to the same extent that they are taxable to the optionee.

  The described tax consequences are based on current laws, regulations and interpretations thereof, all of which are subject to change, and assume that the optionee has not purchased any shares of the Company within six months prior to the exercise of the option at a purchase price less than the market price of the Shares on the date of exercise. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local tax effects which may accrue to participants or the Company.

VOTE REQUIRED FOR APPROVAL; MANAGEMENT RECOMMENDATION

    The vote required for approval of the 1995 Directors' Plan is an affirmative vote by the holders of a majority of the shares of the Company's Common Stock present, or represented and entitled to vote, at the forthcoming annual meeting at which the holders of a majority of the outstanding shares of the Company are present in person or represented by proxy. Abstentions will have the same effect as votes against the proposal.

  The Board of Directors unanimously recommends a vote FOR approval of the 1995 Directors' Plan.

                             EXECUTIVE COMPENSATION

  There is shown below certain information concerning the compensation of those persons who at December 31, 1994 were the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                      COMPENSATION
                                                                                      -------------
                                                             ANNUAL COMPENSATION(1)
                                                                                         AWARDS
                                                            ------------------------  -------------       ALL OTHER
          NAME AND PRINCIPAL POSITION              YEAR     SALARY($)    BONUS($)      OPTIONS(#)    COMPENSATION($)(2)
- -----------------------------------------------  ---------  ---------  -------------  -------------  -------------------
Manfred Steinfeld .............................       1994    300,000          -0-            -0-               420
 Chairman of the Board                                1993    300,000          -0-            -0-             1,650
                                                      1992    300,000          -0-            -0-             1,310
Paul N. Steinfeld .............................       1994    210,000          -0-            -0-               910
 Vice Chairman of the Board;                          1993    195,000          -0-            -0-             1,110
 Chief Executive Officer                              1992    180,000          -0-         10,000               980
Robert P. Coulter .............................       1994    210,000          -0-            -0-               920
 President; Chief Operating Officer                   1993    195,000          -0-            -0-             1,110
                                                      1992    180,000          -0-         10,000               980
Kurt J. Keller ................................       1994    165,700          -0-            -0-               920
 Senior Vice President -- Sales (3)                   1993    143,300          -0-            -0-               790
                                                      1992    163,000          -0-          4,000               910
Peter W. Barile ...............................       1994    118,000          -0-            -0-               730
 Executive Vice President                             1993    114,000          -0-            -0-               600
                                                      1992    108,000          -0-          4,000               630

- ---------
(1) The aggregate amount of any perquisites or other personal benefits was less than 10% of the total of annual salary and bonus and is not included in the above table.

(2) Dollar amounts shown are allocations under the Company's ESOP described below. The ESOP purchases were allocated to Company stock as follows for the years 1994, 1993 and 1992: Manfred Steinfeld, 35 shares, 149 shares and 149 shares; Paul N. Steinfeld, 76 shares, 100 shares and 104 shares; Mr. Coulter, 76 shares, 100 shares and 104 shares; Mr. Keller, 77 shares, 71 shares and 104 shares; and Mr. Barile, 61 shares, 54 shares and 72 shares.

(3) Mr. Keller retired as an executive officer and employee of the Company on December 31, 1994.

  All of the Company's executive officers are eligible to participate in a Senior Management Incentive Plan. The plan each year is based on achieving certain earnings per share objectives for the year, subject to adjustments for certain factors. Certain percentage bonuses are paid depending on the extent to which plan objectives are achieved. If such objectives are fully achieved for 1995, bonuses of 30% of base salary would be paid to participants, of which one-half would be deferred for one year subject to forfeiture (and reallocation to other participants) in the event of certain terminations of employment. No bonuses were earned for 1994, 1993 or 1992.
  The Company maintains a pension plan covering all salaried and commissioned employees of the Company and those subsidiaries expressly included under the terms of the plan. The Company intends to accrue and fund amounts sufficient to cover normal costs. Each employee who is at least age 21 becomes a participant in the plan after completing 1,000 hours of service during a relevant 12 month period. A participant's benefits are fully vested after five years of service. Benefits are presently determined by 2% of pension service years, times final average annual compensation, plus 1.25% of pension service years, times final excess compensation (based on social security base). Plan benefits are not subject to off-set for social security or other non-plan benefits. No benefits are payable until after five years of participation in the plan. At January 1, 1995 each of the persons named in the summary compensation table above had been credited with eight and one-half years of pension service.

  The following table indicates examples of annual pension benefits to be paid in an annuity of equal monthly installments upon normal retirement at age 65 (after five years of pension service). Actuarially equivalent benefits are paid at early retirement after age 55.

                                                                       YEARS OF PENSION SERVICE
                                                        -------------------------------------------------------
RENUMERATION                                                5         10         15         20         25**
- ------------------------------------------------------  ---------  ---------  ---------  ---------  -----------
$100,000..............................................  $  12,915  $  25,830  $  38,745  $  51,660  $    64,575
 110,000..............................................     14,540     29,080     43,620     58,160       72,700
 120,000..............................................     16,165     32,330     48,495     64,660       80,825
 130,000..............................................     17,790     35,580     53,370     71,160       88,950
 140,000..............................................     19,415     38,830     58,245     77,660       97,075
 150,000*.............................................     21,040     42,080     63,120     84,160      105,200

- ---------
 * In 1994, the limit on compensation that could be taken into account for the purposes of calculating plan benefits was changed from $235,840 to $150,000, which may be adjusted for inflation in subsequent years. This change cannot deprive a participant of benefits that were accrued prior to 1994; therefore, the prospective effect of the change will vary from participant to participant. The preceding table sets out the constant values that would be applicable to a participant who has always been subject to the new, lower limit. As of December 31, 1994, the annual accrued benefit under the plan for each of the executive officers named in the summary compensation table was as follows: Manfred Steinfeld, $103,688; Paul N. Steinfeld, $36,198; Robert P. Coulter, $40,536; Kurt J. Keller, $59,579; and Peter W. Barile, $21,368.

** Maximum under the plan.

  The Company maintains an Employee Stock Ownership Plan ("ESOP"). Salaried and commissioned employees who are at least 21 years old and who performed at least 1,000 hours of employment during a relevant 12 month period are eligible to participate in the ESOP. The Company is entitled to make contributions to the ESOP either in Company stock or in cash, for the purpose of purchasing Company stock. The amount of the Company's annual contribution is discretionary. For calendar year 1994, the Company contributed $72,000 to the ESOP.

  The amount that the Company contributes to the ESOP is allocated among the participants who are employed by the Company on the last day of the year in proportion to their relative compensation. A separate account is maintained on behalf of each participant to reflect the shares of Company stock that have been allocated to him or her. Upon termination of employment, participants are eligible to receive a distribution of the Company stock held in their accounts, if termination of employment occurs after the particular participant has been credited with five years of employment or on account of death or disability.

                                 STOCK OPTIONS

  The Company has a stock option plan under which stock options are granted to key employees. All options are incentive stock options and are granted at 100% of the fair market value at the time of grant, except that options to Paul N. Steinfeld are granted at 110% of the fair market value at the time of grant. A person is not eligible to be granted an option at any time when he owns directly (and not by attribution) stock possessing more than 10% of the total combined voting power of the Common Stock of the Company. Thus Manfred Steinfeld is not eligible to receive options under the stock option plan.
  There were no grants of stock options in 1994.
  Shown below is information with respect to exercises of stock options during the last completed fiscal year by each of the executive officers named in the summary compensation table and the fiscal year-end value of unexercised options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                                   NUMBER OF
                                                                                    SHARES           VALUE OF
                                                                                  UNDERLYING       UNEXERCISED
                                                                                  UNEXERCISED      IN-THE-MONEY
                                                                                  OPTIONS AT        OPTIONS AT
                                                        SHARES                     FY-END(#)        FY-END($)
                                                      ACQUIRED ON     VALUE      EXERCISABLE/      EXERCISABLE/
NAME                                                  EXERCISE(#)  REALIZED($)   UNEXERCISABLE    UNEXERCISABLE
- ----------------------------------------------------  -----------  -----------  ---------------  ----------------
Manfred Steinfeld...................................      -0-          -0-            -0-              -0-
Paul N. Steinfeld...................................     -0-          -0-            6,666/3,334       -0-
Robert P. Coulter...................................     -0-          -0-            6,666/3,334       -0-
Kurt J. Keller......................................     -0-          -0-            2,666/1,334       -0-
Peter W. Barile.....................................     -0-          -0-            2,666/1,334       -0-

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  Manfred Steinfeld, who served as chairman of the executive compensation committee during the last completed fiscal year, was, during the fiscal year, an executive officer of the Company.

                      REPORT OF THE EXECUTIVE COMPENSATION
                          AND STOCK OPTION COMMITTEES

  This report of the Executive Compensation and Stock Option Committees shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy incorporates the following themes:

1.  Compensation should relate to the value created for stockholders.

2. Compensation programs should support the short and long-term strategic goals and objectives of the Company.

3. Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

4. Short and long-term compensation is critical in attracting and retaining well qualified executives and other employees.

5. Compensation should be based on individual contribution; however, amounts earned by executives in variable compensation programs should be dictated by how the Company performs.

6. Compensation should be competitive without being at either the low or high ends of the ranges enumerated for similar positions elsewhere.

  The Company has a simple compensation program that consists of cash and equity based compensation. This program allows the Company to successfully attract and retain key employees, permits it to provide useful products and services to customers, enhance stockholder value, motivate innovation, foster teamwork, and adequately reward employees.

                            CASH-BASED COMPENSATION

SALARY

    The Company sets base salary for employees based upon the philosophy indicated above. Using these elements, the Executive Compensation Committee compares corresponding amounts paid by other companies selected because of the similarity of their businesses to that of the Company and/or to provide local market comparisons. These companies are not necessarily within the S&P Hotel-Motels Index which has been used for purposes of comparison in the "Performance Graph." However, the committee believes these companies more accurately reflect the market in which the Company competes for executive talent.

SENIOR MANAGEMENT INCENTIVE PLAN

    The Company sets certain earnings per share objectives, subject to adjustments for certain factors. Bonuses are paid depending on the extent to which plan objectives are achieved. If such objectives are fully achieved for 1995, bonuses of 30% of base salary would be paid to participants, of which one-half would be deferred for one year subject to forfeiture (and reallocation to other participants) in the event of certain terminations of employment.

                           EQUITY-BASED COMPENSATION

STOCK OPTION PLAN

    This plan provides additional incentives to maximize stockholder value. The plan also utilizes vesting periods to encourage key employees to continue in the employ of the Company. All options become exercisable in one-third increments 15 months, 30 months and 45 months after the date of grant. The Company grants stock options to a broad-based population of senior and middle management employees. In determining the size of incentive awards to individual key employees, the Stock Option Committee considers a number of factors, including:

1.  Level of job responsibilities;

2.  Past performance;

3.  Size and frequency of grants by comparable companies;

4.  Salary level;

5. Corporate performance, as measured by various tests of profitability such as operating income, net income and earnings per share; and

6.  Size of any prior grants.

EXECUTIVE COMPENSATION COMMITTEE               STOCK OPTION COMMITTEE

Manfred Steinfeld, Chairman                    Robert L. Haag
Robert L. Haag                                 Herbert L. Roth
Trisha Wilson

                               PERFORMANCE GRAPH

  The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
  The graph below compares cumulative total return (assuming reinvestment of dividends) on the Company's Common Stock, for the five-year period shown, compared with the Standard & Poor's 500 Index and the Standard & Poor's Hotel-Motels Index (fiscal years ending December 31), assuming $100 invested on January 1, 1990 in the Company's Common Stock and in each index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                               1989       1990       1991       1992       1993       1994
                                             ---------  ---------  ---------  ---------  ---------  ---------
Shelby Williams Industries, Inc.                 100.0       62.7       64.9      112.7      161.7       98.2
S&P 500                                          100.0       96.9      126.4      136.1      149.8      151.7
S&P Hotel-Motels                                 100.0       38.0       50.1       70.5      131.3      116.8

                         BOARD MEETINGS AND COMMITTEES

  The Board of Directors has three standing committees: the audit committee, the executive compensation committee and the stock option committee. The function of the audit committee is to review with the independent auditors of the Company the scope and adequacy of the audit of the Company's accounts to be made by such auditors and the accounting practices, procedures and policies of the Company. The function of the executive compensation committee is to examine and make recommendations to the Board as to the compensation to be paid to the executives of the Company. The function of the stock option committee is to grant options under and administer the Company's stock option plans and to have responsibility with respect to the determination and amount of any contribution to the Company's ESOP. The Company does not have a nominating committee.
  The Board of Directors met four times and the audit committee and the executive compensation committee each met once during 1994. The stock option committee acted by unanimous written consents and did not meet during 1994. All directors except Mr. Haag and Ms. Wilson attended at least 75% of the aggregate of such Board and committee meetings of which they were members.

                              CERTAIN TRANSACTIONS

  William B. Kaplan, a director of the Company, is president and 50% shareholder of Senior Lifestyle Corporation ("SLC"). Affiliates of SLC have selected and from time to time in the future may select the Company's products for purchase by building projects managed, but not owned, by such affiliates. Neither Mr. Kaplan, SLC nor such affiliates receive any compensation from the Company for such selections.

  Trisha Wilson, a director of the Company, has recommended or specified and from time to time in the future may recommend or specify the Company's products for projects in connection with which she or her company renders interior architectural hospitality design services. Neither Ms. Wilson nor her company receives any compensation from the Company for such recommendations or specifications.

              PROPOSAL TO RATIFY SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected the firm of Ernst & Young LLP as independent auditors for the current fiscal year. Ernst & Young LLP served in this capacity for 1994.
  A representative of Ernst & Young LLP is expected to be present at the annual meeting and to be available to respond to any appropriate questions raised at the meeting and make a statement if he desires to do so.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting not later than November 25, 1995.

                                    GENERAL

  The Company will bear the cost of solicitation of proxies. In addition to being solicited by mail, proxies may be solicited personally or by telephone or telegraph. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy materials to principals in obtaining their proxies.
  The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of the stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in respect of any such other matter in accordance with their best judgment in the interest of the Company.

                                             Walter Roth
                                             SECRETARY
Dated: March 24, 1995

                        SHELBY WILLIAMS INDUSTRIES, INC.
                       1995 DIRECTORS' STOCK OPTION PLAN

1.  PURPOSE:

  This Stock Option Plan ("the Plan") is intended to encourage stock ownership by Directors of Shelby Williams Industries, Inc. a Delaware corporation ("Shelby" or the "Company") so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain as Directors of the Company.

2.  ELIGIBILITY:

  The persons who shall be eligible to receive options shall be Directors of Shelby (the "Eligible Directors") who are not full-time employees of Shelby.

3.  STOCK:

  Subject to the provisions of paragraph 10 (relating to the adjustment upon changes in stock), there will be reserved for issuance upon the exercise of Options to be granted from time to time under the Plan an aggregate of 60,000 shares of Common Stock, $.05 par value, of Shelby. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of stock allocable to the unexercised portion of such option may again be subject to an option under the Plan.

4.  ADMINISTRATION:

  This   Plan  shall  be  administered  by   the  Stock  Option  Committee  (the
"Committee"). The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

5.  TERMS AND CONDITIONS OF OPTIONS:

  Stock options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

    (a) On January 18 of each of the years 1995, 1996, and 1997 (each such date is hereafter the "Date of Grant"), each Eligible Director shall receive an option for 4,000 shares.

    (b) Each Option shall state the option price which shall be 100% of the fair market value of the shares of Common Stock of Shelby on the applicable Date of Grant.

    (c) The option price shall be paid in cash or by check upon the exercise of the Option, or in lieu thereof an option holder may make payment in whole or in part by tendering to Shelby shares of Common Stock of Shelby valued at fair market value on such date of exercise. Any Common Stock so tendered must be held by the option holder for a period of at least six months prior to the tender.

    (d) An option granted on a Date of Grant may be exercised with respect to all or any part of the shares covered thereby at any time after six (6) months shall have elapsed from the Date of Grant.

    (e) The term of any Option shall be five (5) years from the date it was granted.

    (f) No Option shall be exercisable within the first six months following its grant; PROVIDED, HOWEVER, that this limitation shall not apply in the event of the death of the option holder; PROVIDED, FURTHER, that in no event shall any Option be exercisable prior to the approval of this Plan by the holders of a majority of the shares of Shelby's Common Stock present, or represented and entitled to vote, at its next annual stockholders' meeting duly held in accordance with the applicable laws of the State of Delaware.

    (g) An Option shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the

        Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder, and during the lifetime of the person to whom the Option is granted he alone may exercise it.

    (h) An option shall terminate and may not be exercised if the person to whom it is granted ceases to be a Director of Shelby, except that, subject to the limitation hereafter stated in this subparagraph (h): (i) if his directorship is terminated by any reason other than his death or on account of any act of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of Shelby or any direct or indirect majority-owned subsidiary of Shelby, he may at any time within three months after termination of his directorship exercise his Option but only to the extent that it was exercisable by him on the date of termination of his office, and (ii) if he dies while a Director of Shelby, or within three months after termination of his office, his Option may be exercised at any time within 18 months following his death by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent or distribution, but only to the extent that such Option was exercisable by him on the date of termination of his office. The limitation mentioned above is that an Option may not be exercised to any extent by anyone after the expiration of its term.

    (i) Neither a person to whom an Option is granted, nor his legal representative, heir, legatee, or distributee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until he has received a certificate or certificates therefor.

    (j) The minimum number of shares with respect to which an Option may be exercised in part at any time is 100.

6.  RESTRICTIONS ON SHARES:

  As a condition to exercise of any Option, the option holder shall represent, warrant and agree with Shelby as follows:

    (a) He is purchasing the shares with respect to which such Option is being exercised for his own account for investment and not with any present intention to resell or distribute the same.

    (b) He has been advised that the issuance of said shares to him has not been registered under the Securities Act of 1933, as amended (the "Act"), and that said shares must be held by him indefinitely unless (i) distribution of said shares has been registered under the Act, (ii) a sale of said shares is made in conformity with the provisions of SEC Rule 144 or (iii) in the opinion of counsel acceptable to Shelby some other exemption from registration is available.

    (c) He will not make any sale, transfer or other disposition of said shares except in compliance with the Act and the Rules and Regulations thereunder. He is familiar with all of the provisions of Rule 144, including (without limitation) the two-year holding period thereunder.

    (d) He understands that Shelby is under no obligation to him to register the sale, transfer or other disposition of said shares by him or on his behalf or to take any other action necessary in order to make compliance with an exemption from registration available. In particular (but without limitation), Shelby is under no obligation to him to make available adequate current public information to enable him to utilize Rule 144.

    (e) He understands that stop transfer instructions will be given Shelby's transfer agent with respect to said shares and that there will be placed on the certificates for said shares a legend stating in substance:

            "The shares represented by this certificate have not been registered under the

        Securities Act of 1933 and may not be sold, pledged or otherwise transferred except pursuant to an effective registration statement under said Act, SEC Rule 144 or an opinion of counsel acceptable to Shelby that some other exemption from registration is available."

  If Shelby should elect in the future to register under the Act shares issuable under this Plan, the Committee may modify or eliminate each of the foregoing representations and warranties as the Committee may deem appropriate.

  If at any time Shelby shall be advised by counsel that certain requirements under the federal or state securities laws must be met before shares may be issued under the Plan, Shelby shall notify option holders thereof and Shelby shall have no liability for failure to issue shares upon any exercise of Options because of a delay pending the meeting of any such requirements.

7.  USE OF PROCEEDS FROM STOCK:

  Cash proceeds from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of Shelby.

8.  NO IMPLIED COVENANTS:

  Neither this Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained by Shelby.

9.  WITHHOLDING:

  Shelby may take such action as it deems necessary or appropriate for the withholding of any taxes which Shelby is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of Options. Such action may include, but shall not be limited to, the withholding of all or any portion of the shares of stock subject to such Option until the participant reimburses Shelby for the amount which Shelby is required to withhold with respect to such taxes.

10. ADJUSTMENT UPON CHANGES IN STOCK:

  If any change is made in the stock subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure, or otherwise), appropriate adjustments shall be made by the Board of Directors as to the kind and maximum number of shares subject to the Plan, and the kind and number of shares and price per share of stock subject to outstanding Options.

11. AMENDMENT OF THE PLAN:

  The Board of Directors at any time, and from time to time, may amend the Plan, subject to the limitation, however, that, except as provided in paragraph 10 (relating to adjustments upon changes in stock), no amendment shall be made, except upon approval by vote of the stockholders of Shelby, which will:

    (a) Increase the number of shares reserved for Options under the Plan; or

    (b) Reduce the Option price below 100% of fair market value at the time an Option is granted; or

    (c) Change the requirements for eligibility for participation under the Plan;

and provided further that the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder.

12. TERMINATION OR SUSPENSION OF THE PLAN:

  The Board of Directors at any time may suspend or terminate the Plan. Unless previously terminated by the Board, this Plan shall terminate on December 31, 1997.

  Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except by consent of the person to whom the Option was granted.

13. GENERAL:

  Any words herein referring to the masculine gender shall include the feminine gender.

14. EFFECTIVE DATE:

  Subject to approval by the stockholders of Shelby prior to May 31, 1995, this Plan shall become effective as of January 18, 1995.

                        SHELBY WILLIAMS INDUSTRIES, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR ANNUAL MEETING OF STOCKHOLDERS-MAY 2, 1995

    The undersigned stockholder of SHELBY WILLIAMS INDUSTRIES, INC. hereby appoints MANFRED STEINFELD, ROBERT P. COULTER and WALTER ROTH, each with full power of substitution, as attorneys and proxies to vote all of the shares of stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on Tuesday, May 2, 1995 at 9:30 A.M. at The Shareholders Room, 21st Floor, 231 South LaSalle Street, Chicago, Illinois, or at any adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below, and for the transaction of such other business as may properly come before said meeting or any adjournment thereof, all as set forth in the March 24, 1995 Proxy Statement for said meeting:

1.         Election of         / /        FOR all nominees listed below         / /
           Directors.                     (except as marked to the contrary                WITHHOLD AUTHORITY to vote
                                          below)                                           for all nominees listed below

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

 Robert P. Coulter, Robert L. Haag, William B. Kaplan, Herbert L. Roth, Manfred
                  Steinfeld, Paul N. Steinfeld, Trisha Wilson

- --------------------------------------------------------------------------------

2. Approving 1995 Directors' Stock Option Plan.

                  / / FOR        / / AGAINST        / / ABSTAIN

3. Ratifying selection of Ernst & Young LLP as independent auditors.

                  / / FOR        / / AGAINST        / / ABSTAIN

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

    A majority of the members of said Proxy Committee who shall be present in person or by substitute at said meeting, or in case but one shall be present then that one, shall have and exercise all of the powers of said Proxy Committee.

    THIS PROXY WILL BE VOTED AS DIRECTED BUT IF NO DIRECTION IS INDICATED WILL BE VOTED FOR PROPOSALS (1), (2) AND (3) DESCRIBED HEREIN. ON OTHER MATTERS THAT MAY COME BEFORE SAID MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.
                                               Dated: ____________________, 1995
                                               _________________________________
                                                  (Signature of Stockholder)